Exhibit 10.16



                                                                  Execution Copy

                                CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of November 23, 1994, is by and between PIPER JAFFRAY INC., a Delaware corporation (the "Company"), and THE NORTHERN TRUST COMPANY, an Illinois state banking association (the "Bank").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

      "Adjusted Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, an interest rate per annum (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

      "Administrator":  As defined in the Collateral Agreement.

      "Advance": Any portion of the outstanding Loans as, to which the Company has elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a Eurodollar Rate Advance or a Federal Funds Rate Advance.

      "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturer and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

      "Aggregate Debit Items": At any time, the aggregate debit items of the Company at such time as computed in accordance with the Formula for Determination of Reserve Requirements for Brokers and Dealers, Exhibit A to Rule 15c3-3.
      "Agreement to Pledge": An agreement substantially in the form of Exhibit A hereto.

      "Applicable Margin":  With respect to:

      (a)   Eurodollar Rate Advances --1/2of 1% per annum.

      (b)   Federal Funds Rate Advances --1/2of 1% per annum.

      "Bank":  As defined in the opening paragraph hereof.

      "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

      "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open for business in Chicago, Illinois and on which the NYSE is open for trading.

      "Cash Collateral":  As defined in the Collateral Agreement.

      "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

      "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. l 3 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

      "Change of Control": The occurrence, after the Closing Date, of any of the following circumstances: (a) the Parent not owning, directly or indirectly, securities of the Company representing 100% (exclusive of directors' qualifying shares) of securities of the Company entitled to vote in the election of directors, or (b) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule l 3d-3 of the Commission under the Exchange Act), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors, or (c) during any period of up to twelve consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of the Parent ceasing for any reason to constitute a majority of the Board of Directors of the Parent (other than by reason of death, disability or scheduled retirement), or (d) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Parent (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors.

      "Closing Date": Any Business Day between the date of this Agreement and December l, 1994 selected by the Company for the mailing of the initial Loan hereunder; provided that all the conditions precedent to the obligation of the Bank to make the initial Loan, as set forth in Article III, have been, or, on such Closing Date, will be, satisfied. The Company shall give the Bank not less than one Business Day's prior notice of the day selected as the Closing Date.

      "Code":  The Internal Revenue Code of 1986, as amended.

      "Collateral Agreement": The Pledge and Collateral Administration Agreement dated as of November 23, 1994 among the Company, the Bank, various other Lenders, and The Northern Trust Company, as Administrator.

      "Collateral Pool":  As defined in the Collateral Agreement.

      "Collateral Value": At any time of determination, with respect to an Eligible Security, a Dollar amount equal to the product of (a) the valuation rate set forth in the Collateral Agreement for the relevant type of Security (in the case of Customers' Securities) or 80% (in the case of Firm Securities), and
(b) the amount determined by the Bank (in the case of Firm Securities) or the Administrator (in the case of Customers' Securities) to be the Market Value of the Security at such time. The Collateral Value of any Security other than an Eligible Security shall be zero. The Collateral Value of Cash Collateral shall be the amount thereof. The Collateral Value of the Collateral Pool shall mean the aggregate Collateral Values of all Eligible Securities comprising the Collateral Pool.

      "Commission": The Securities and Exchange Commission, or any regulatory body that succeeds to the functions thereof.

      "Commitment": The obligation of the Bank to make Committed Loans to the Company in an aggregate principal amount outstanding at any time not to exceed the Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

      "Commitment Amount": The maximum unpaid principal amount of Loans which may from time to time be outstanding hereunder, being initially $35,000,000 but as the same may from time to time be reduced pursuant to Section 2.9.

      "Commitment Date":  November 23, 1994.

      "Commitment Ending Date":  As defined in Section 2.14.

      "Committed Loan":  As defined in Section 2.1.

      "Company":  As defined in the opening paragraph hereof.

      "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

      "Customer": A retail or institutional customer of the Company that owns securities that are eligible for hypothecation by the Company (acting as a broker-dealer of securities) under all applicable laws and regulations.

      "Customers' Securities": Securities that are "securities carried for the account of any customer," as that term is defined in Rules 8c-l and l5c2-l of the Commission, 17 C.F.R. ss.ss. 240.8c-l and 240.l5c2-l.

      "Customer Securities Availability": At any given time, the Bank's Pro Rata Share of the maximum amount of Secured Obligations permitted to be outstanding under the Collateral Agreement, based upon the Collateral Value of the Eligible Securities and Cash Collateral in the Collateral Pool at that time.

      "Customers' Securities Note":  As defined in Section 2.4.

      "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

      "Discretionary Credit Extension":  As defined in Section 2.2.

      "Discretionary Credit Subfacility Amount": The maximum aggregate unpaid principal amount of Discretionary Loans plus unreimbursed Letters of Credit which may from time to time be outstanding hereunder, being initially $15,000,000 but as the same may be from time to time reduced as the parties may agree in writing.

      "Discretionary Loan":  As defined in Section 2.2.

      "DTC": The Depository Trust Company, a New York limited purpose trust company and a registered "clearing agency" under Section 17A of the Exchange Act.

      "DTC Debt Security": A "security" (as defined in Section 8-102(c) of the
UCC) that (a) is a debt security that is rated at one of the four highest rating levels (without consideration of sublevels) for its maturity by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or other comparable nationally recognized rating service and (b) is capable of being (i) identified by DTC by means of a DTC Pledge Summary Report as having been pledged to the Bank by the Company or (ii) transferred to the account of the Bank or its agent at DTC, whether or not such identification or transfer has occurred.

      "DTC Equity Security": A "security" (as defined in Section 8-102(c) of the
UCC) that (a) is an equity security issued by a U.S. Person and (b) is capable of being (I) identified by DTC by means of DTC Pledge Summary Report as having been pledged to the Bank by the Company or (ii) transferred to the account of the Bank or its agent at DTC, whether or not such identification or transfer has occurred.

      "DTC Pledge Summary Report": As defined in DTC's "PTD Reference Manual" dated May, 1991.

      "Eligible Security": For purposes of the definitions, "Customer Securities Availability" and "Collateral Value" (as it pertains to Customers' Securities), the term "Eligible Security" is as defined in the Collateral Agreement. For purposes of the Discretionary Credit Subfacility, the term "Eligible Security" means a Security that (a) is legally available to be pledged or hypothecated by the Company to the Bank, pursuant to an Agreement to Pledge, (b) is subject as of the transfer thereof to the Bank to (I) a validly perfected first priority security interest in favor of the Bank, (ii) no Lien other than the Lien in favor of the Bank created by the Loan Documents and (iii) no adverse claims (as defined in Section 8-302 of the UCC) known to the Company which would impair the value thereof as collateral, (c) is a DTC Debt Security, GNMA Security or Government Security, (d) is a DTC Equity Security with respect to which the Company is a qualified OTC market marker (as such term is used in Regulation U),
(e) has not matured or been called prior to its stated maturity or otherwise is not in default, (f) has not been deemed by the Bank, in its sole discretion, to be illiquid, and (g) is no a Customers' Security.

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under Section 414 of the Code.

      "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

      "Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the interest rate per annum (rounded upward, if necessary, to the next one sixteenth of one percent) at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market two Eurodollar Business Days prior to the first day of such Interest Period for delivery in Immediately Available Funds in the interbank Eurodollar market on the first day of such Interest Period and in an amount approximately equal to the Advance to which such Interest Period is to apply as determined by the Bank and for a maturity comparable to the Interest Period; provided, that in lieu of determining the rate in the foregoing manner, the Bank may substitute the per annum Eurodollar rate (LIBOR) for United States dollars displayed on the Telerate Systems, Inc. screen, page 3750 (or other applicable page), on the first day of such Interest Period or may substitute a rate derived from at least two or more rates which appear on the Reuters Screen LIBO Page as of 11:00 a.m. London time, on the day that is two Eurodollar Business Days prior to the first day of the Interest Period for such Eurodollar Rate Advance. A rate derived from two or more rates that appear on the Reuters Screen LIBO Page shall be the arithmetic mean of such rates (rounded as provided above). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London InterBank offered rates of major banks for United States dollar deposits).

      "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

      "Eurodollar Reserve Percentage": As of any day, that percentage expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.
      "Event of Default":  Any event described in Section 7.1.

      "Examining Authority": The organization designated by the Securities and Exchange Commission as the Examining Authority for the Company as provided in paragraph (c)(12) of Rule l5c3-l.

      "Exchange Act":  The Securities Exchange Act of 1934, as amended.

      "Facility Fees":  As defined in Section 3.11.

      "Federal Funds Rate": For any borrowing of Federal Funds Rate Advances, the rate at which the Bank is offered overnight Federal funds at or about the rate setting time for such borrowing by three Federal Funds brokers selected by the Bank. The "rate setting time" with respect to any such borrowing shall be at 10:00 a.m., 11:00 a.m., 12:00 noon, 1:00 p.m. or 2:00 p.m., Chicago time, on the date such borrowing is to be made and not less than one hour after the Bank has received notice of such borrowing pursuant to Section 2.3 hereof, or at any later time that is on the hour on such date, so long as such later time is prior to the closing of the Federal Funds wire in New York City as such rate setting time is selected by the Company in the notice of such borrowing delivered pursuant to Section 2.3 hereof. The "closing of the Federal Funds wire" shall mean the time at which the Federal Funds wire in New York City customarily closes or, if there has been a system-wide extension of such closing time, the time to which the closing of the Federal Funds wire has been extended.

      "Federal Funds Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Federal Funds Rate.

      "Firm Collateral Agreement": The Collateral Agreement dated as of November 23, 1994, between the Company and the Bank.

      "Firm Securities": All Securities owned or held by the Company that are not Customers' Securities.

      "Firm Securities Note":  As defined in Section 2.4.

      "Focus Report": The Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the Commission or the NYSE, or any report that is required in lieu of such report.

      "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

      "GNMA Securities":  As defined in the Collateral Agreement.

      "Governmental Authority": Any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Commission.

      "Government Securities": A security of any one or more of the following types: a security issued by the United States Treasury, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Resolution Funding Corporation, the Student Loan Marketing Association, the Export-Import Bank of the United States, the United States Postal Service, the Federal Financing Bank, the Tennessee Valley Authority, the Federal Home Loan Bank, the Farm Credit System or the Farmers Home Administration or by any other agency of the United States government that has been previously approved by the Bank as being eligible for pledging under this Agreement and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank or DTC; provided, that any of the foregoing types of Government Securities shall cease to be Government Securities for purposes of this Agreement at any time that, as a result of legislative, regulatory or judicial action, the relationship between the agency issuing such Government Security and the United States government, or the status of such Government Security with respect to its support by the United States government, has been changed in any way.

      "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

      "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

      "Interest Period": With respect to each Eurodollar Rate Advance, the period commencing on the date such Advance is made or converted from a Federal Funds Rate Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending seven, fourteen, thirty, sixty or ninety days thereafter, as the Company may elect in the applicable notice of borrowing, continuation or conversion; provided that:

      (a) Any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

      (b) Any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

      (c)   No Interest Period shall end after the Commitment Ending Date.

      "Investment": The acquisition, purchase, mailing or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

      "Knowledge": With respect to any occurrence or event, when such occurrence or event is brought to the attention of a responsible officer of the Company or should have been brought to such officer's attention if the Company had exercised due diligence.

      "Lenders":  As defined in the Collateral Agreement.

      "Letter of Credit":  As defined in Section 2.2.

      "Leverage Ratio": At the time of any determination, the ratio of (a) Total Assets to (b) Tangible Net Worth of the Company.

      "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

      "Liquidation Notice":  As defined in the Collateral Agreement.

      "Loan":  A Committed Loan or a Discretionary Loan.

      "Loan Date":  The date of the mailing of any Loan hereunder.

      "Loan Documents": This Agreement, the Notes, the Collateral Agreement, the Firm Collateral Agreement and any Agreements to Pledge.

      "Market Value": For purposes of the Discretionary Credit Subfacility, the term "Market Value" means, with respect to any Security, the final price bid for such Security on the Business Day immediately preceding the date of valuation of such Security, as determined by reference (a) in the case of DTC Equity Securities, DTC Debt Securities and Government Securities at DTC, to the DTC "Participant Terminal Services" system, (b) in the case of Governmental Securities (other than those held at DTC), to any securities pricing services that are regularly recognized in national financial markets or, if no such pricing services are available on any Business Day, to The Wall Street Journal, and (c) in the case of GNMA Securities, to the pricing system provided by PTC. Such determinations shall be made reasonably and in good faith and shall be conclusive in the absence of manifest error. For purposes of the Commitment, the term "Market Value" is as defined in the Collateral Agreement.

      "Material Subsidiary": A Subsidiary having Tangible Net Worth in excess of $l,000,000.

      "Multiemployer Plan": A multiemployer plan, as such term is defined in
Section 4001(a)(3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing
Date) for employees of the Company or any ERISA Affiliate.

      "NASD": The National Association of Securities Dealers, Inc., or any other self-regulatory organization that succeeds to the functions thereof.

      "Net Capital": As determined in accordance with the capital requirements, rules and regulations of the NYSE that are applicable to the Company at any time of determination.

      "Notes": Collectively, the Customers' Securities Note and the Firm Securities Note.

      "NYSE": The New York Stock Exchange.

      "Obligations": (a) The Company's obligations in respect of the due and punctual payment of principal and interest on the Notes when and as due, whether by acceleration or otherwise and (b) all fees (including Facility Fees), expenses, indemnities, reimbursements and other obligations of the Company under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

      "Official Lien": means any Lien which represents (a) a Lien in favor of a Governmental Authority (i) to secure obligations owing to such Governmental Authority in its official capacity (and not as a lender or transaction counterparty or in another similar capacity that may be undertaken by a Person that is not a Governmental Authority) or (ii) to enforce or secure, or imposed as, a penalty, fine, forfeiture or other like remedy or (b) a Lien effected by judicial process, unless in the case of either clause (a) or (b), such Lien has been discharged, stayed, vacated or bonded (by property other than the Pledged Securities). For purposes of this definition, (x) "Lien" includes any Lien which has not yet become effective but the effectiveness of which in the future is provided for in an order, decree or other determination of a court or other applicable Governmental Authority or in an agreement to which the owner of the interest in the property to be subject thereto is a party if such effectiveness will occur solely upon the passage of time and not as a result of any action or inaction on the part of any Person, whether or not such Lien would otherwise be a "Lien" hereunder and (y) "Official Lien" includes any Lien which secures a bond of any other Official Lien or of any judgment, claim, order or other determination of a Governmental Authority in its official capacity or which is granted or entered in connection with any judicial process.

      "Parent":  Piper Jaffray Companies Inc., a Delaware corporation.

      "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

      "Person": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Company or of any ERISA Affiliate.

      "Pledged Securities": Firm Securities subject to Agreements to Pledge and Customers' Securities subject to the Collateral Agreement.

      "Pro Rata Share": The fraction whose numerator is the principal amount outstanding of the Committed Loans and whose denominator is the aggregate principal amount outstanding of the Lenders' Secured Obligations (including the outstanding Committed Loans).

      "Producer Loan": A loan made to an employee of the Company pursuant to which the Company has agreed to forgive all or a portion of such loan upon the achievement of certain production goals by such employee.

      "Prohibited Transaction": The respective meanings assigned to such term in
Section 4975 of the Code and Section 406 of ERISA.

      "PTC": Participants Trust Company, a New York limited purpose trust company and a registered "clearing agency" under Section l7.A of the Exchange Act.

      "Regulations D, T, U and X": Regulations D, T, U and X, respectively, of the Board, as the same may be modified and supplemented and in effect from time to time.

      "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

      "Rule l5c3-3":  Rule 15c3-3 promulgated under the Exchange Act.

      "Secured Obligations":  As defined in the Collateral Agreement.

      "Securities": Collectively, DTC Debt Securities, DTC Equity Securities, Government Securities and GNMA Securities.

      "Securities Act":  The Securities Act of 1933, as amended.

      "Self-Regulatory Organization": As defined in Section 3(a)(26) of the Exchange Act.

      "SIPA":  The Securities Investor Protection Act of 1970, as amended.

      "Special Reserve Account": The special reserve bank account maintained by the Company with the Bank for the exclusive benefit of Customers pursuant to Rule l5c3-3.

      "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Company either directly or through one or more Subsidiaries.

      "Tangible Net Worth": With respect to any Person, at the date of any determination, the sum of the amounts set forth on the consolidated, if applicable, balance sheet of such Person, as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of such Person (excluding treasury stock), less the net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset on such consolidated balance sheet) that would be treated as intangibles under GAAP, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by such Person or any subsidiary over the book value of such assets, and less obligations owed to such person by any Affiliate. Tangible Net Worth of the Parent shall exclude loans made by the Parent to any of its officers, directors or employees.

      "Termination Date": The earliest of (a) the Commitment Ending Date, (b) the date on which the Commitment is terminated pursuant to Section 7.2 or (c) the date on which the Commitment Amount is reduced to zero or the Commitment is terminated pursuant to Section 2.9 hereof.

      "Total Assets": At the time of any determination, the net book value of all assets of the Company as determined in accordance with GAAP.

      "UCC": The Uniform Commercial Code as in effect from time to time in the State of Minnesota.

      "U.S. Person": Any corporation, partnership, association or trust that issues Securities and that is organized under the laws of the United States of America or any one of its states.
      Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Company and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

      Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

      Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                                TERMS OF LENDING

      Section 2. l The Commitment. On the terms and subject to the conditions hereof, the Bank agrees to make loans (each, a "Committed Loan" and, collectively, the "Committed Loans") to the Company on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Company may borrow, repay and reborrow in accordance with the provisions hereof; provided, that (a)(i) the unpaid principal amount of outstanding Loans (inclusive of outstanding Discretionary Loans) and (ii) the unreimbursed face amount of all outstanding Letters of Credit shall not at any time exceed the Commitment Amount, and (b) the unpaid principal amount of outstanding Committed Loans shall not at any time exceed the Customers' Securities Availability. Loans may be obtained and maintained, at the election of the Company but subject to the limitations hereof, as Federal Funds Rate Advances or Eurodollar Rate Advances or any combination thereof.

      Section 2.2 Discretionary Credit Subfacility.

            2.2(a) Discretionary Credit Subfacility. The Bank agrees to consider the Company's requests, from time to time, for Loans (the "Discretionary Loans") and standby letters of credit (as may be evidenced by such documents and agreements as the Bank may from time to time determine, the "Letters of Credit") having an aggregate principal or face amount, as the case may be, outstanding from time to time from the Effective Date until the Termination Date, not to exceed the Discretionary Credit Subfacility Amount, and the Bank may (in its sole and unlimited discretion) make the requested Loans or issue the requested Letters of Credit (collectively, the "Discretionary Credit Extensions"). Nothing contained in this Agreement shall be construed to constitute a commitment to make any Discretionary Credit Extension even if the Company satisfies all terms and conditions specified herein with respect to Discretionary Credit Extensions.

            2.2(b) Special Borrowing Procedures. In addition to the procedures specified in Section 2.3 of this Agreement, the Company will deliver to the Bank no later than 5:00 p.m. (Chicago time) on any day on which the Company has made a request for a Discretionary Credit Extension an Agreement to Pledge covering Firm Securities that upon delivery to the Bank must qualify as Eligible Securities with an attached list of such Firm Securities stating the Market Value thereof. On any Business Day on which a Discretionary Credit Extension remains outstanding as of 3:30 p.m. (Chicago time), the Company shall deliver to the Bank a list of the Firm Securities subject to the Agreement to Pledge that was delivered with the request for such Discretionary Credit Extension, whether or not such Firm Securities have been delivered to the Bank, stating the Market Value thereof. By delivering each such list or Agreement to Pledge, the Company shall be deemed to grant the Bank a security interest in the listed Firm Securities and to represent and covenant that: (i) the listed Securities are Eligible Securities; (ii) the listed Securities will not be sold, pledged or otherwise transferred to any person other than the Bank prior to 9:00 a.m. on the Business Day after the day on which the Company delivers the list to the Bank; (iii) the Company will, upon demand by the Bank, deliver all Securities described in any such list then current, or (if such demand is made after 9:00 a.m. on the Business Day after the Bank's receipt of the most recent such list), other Firm Securities acceptable to the Bank that are Eligible Securities with an aggregate Market Value at least equal to the aggregate Market Value of the listed Securities, to the Bank, and pledge those Securities to the Bank as security for all Discretionary Credit Extensions then outstanding; and (iv) any Securities listed in Agreements to Pledge in effect for 15 consecutive calendar days will be delivered and pledged to the Bank by the Company as security for all Discretionary Credit Extensions then outstanding (as applicable on the first Business Day following that fifteenth consecutive day).

            2.2(c) Minimum Collateral Value. The aggregate Collateral Value of Firm Securities subject to Agreements to Pledge in favor of the Bank shall at all times equal or exceed the aggregate unpaid principal amount of all Discretionary Loans and unreimbursed face amount of all Letters of Credit.

      Section 2.3 Procedure for Loans. Any request by the Company for a Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than 3:30 p.m. (Chicago time) two Eurodollar Business Days prior to the requested Loan Date if the Loan is requested as a Eurodollar Rate Advance, and not later than 3:30 p.m. (Chicago time) on the requested Loan Date if the Loan is requested as a Federal Funds Rate Advance. The Bank may, in its sole discretion, accept requests for Loans after 3:30 p.m. (Chicago time). Each request for a Loan shall be irrevocable and shall be deemed a representation by the Company that on the requested Loan Date and after giving effect to such Loan the applicable conditions specified in
Article III have been and will continue to be satisfied. Each request for a Loan shall specify (a) the requested Loan Date, (b) the amount of such Loan which shall be in a minimum amount of $500,000 or, if more, an integral multiple thereof, (c) whether such Loan is to be funded as a Federal Funds Rate Advance or a Eurodollar Rate Advance, (d) in the case of a Loan made as a Eurodollar Rate Advance, the duration of the initial Interest Period applicable thereto, and (e) whether such Loan is requested as a Committed Loan or a Discretionary Loan. Unless the Bank determines that any applicable condition specified in
Section 2. l or in Article III has not been satisfied, or has determined (in its sole and unlimited discretion) not to make a requested Discretionary Credit, the Bank will make available to the Company at the Bank's principal office in Chicago, Illinois in Immediately Available Funds not later than 4:30 p.m. (Chicago time) on the requested Loan Date the amount of the requested Loan. In the event that the Bank determines that the Customers' Securities Availability is not sufficient to cover a requested Committed Loan, the Bank may, in its sole discretion, make a Committed Loan in an amount that is covered by Customers' Securities Availability. Without in any way limiting the Company's obligation to confirm in writing any telephonic request for a Loan, the Bank may rely on any such request which it believes in good faith to be genuine; and the Company hereby waives the right to dispute the Bank's record of the terms of such telephonic request for a Loan. Each request by the Company for the issuance of a Letter of Credit shall be processed by the Bank in accordance with its normal procedures and practices with respect to standby letters of credit and the Bank shall determine (in its sole and unlimited discretion) whether or not to issue any particular Letter of Credit.

      Section 2.4 The Notes. The Company's obligation to repay all Committed Loans shall be evidenced by a promissory note substantially in the form of Exhibit B hereto (the "Customers' Securities Note"). The Company's obligation to repay all Discretionary Loans shall be evidenced by a promissory note substantially in the form of Exhibit C hereto (the "Firm Securities Note"). The Bank shall enter in its ledgers and records the amount of each Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by the Company to enter on a schedule attached to each Note a record of such Loans, Advances and payments; provided, however that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Company hereunder and on the Notes, and, in all events, the principal amount owing by the Company in respect of the Notes shall be the aggregate amount of all Loans made by the Bank less all payments of principal thereof made by the Company.

      Section 2.5 Conversions and Continuations. On the terms and subject to the limitations hereof, the Company shall have the option at any time and from time to time to convert all or any portion of the Advances into Federal Funds Rate Advances or Eurodollar Rate Advances, or to continue a Eurodollar Rate Advance as such; provided, however that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Eurodollar Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in amounts of $500,000 or an integral multiple thereof. The Company shall give the Bank written notice of any continuation or conversion of any Advance and such notice must be given so as to be received by the Bank not later than 12:00 noon (Chicago time) two Eurodollar Business Days prior to the requested date of conversion or continuation in the case of the continuation of, or conversion to, a Eurodollar Rate Advance or conversion to a Federal Funds Rate Advance. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Advances, and (iii) a Business Day in the case of conversions to Federal Funds Rate Advances, and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Company under this Section shall be irrevocable. If the Company shall fail to notify the Bank of the continuation of any Eurodollar Rate Advance within the time required by this Section, such Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Federal Funds Rate Advance of the same principal amount.

      Section 2.6 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable as follows:

            2.6(a) Each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

            2.6(b) Each Federal Funds Rate Advance shall bear interest on the unpaid principal amount thereof at a floating rate per annum equal to the sum of
(i) the Federal Funds Rate, plus (ii) the Applicable Margin.

            2.6(c) Effective upon notice from the Bank, whenever any Default or Event of Default shall have occurred and be continuing (whether or not the maturity of the Notes shall have been accelerated), interest shall accrue on each Advance until such Default or Event of Default shall have been cured to the written satisfaction of the Bank or, if such Default or Event of Default consists of the Company's failure to pay the Bank any amount owing under any Loan Document, until such amount shall have been paid in full (i) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 2.0% and (ii) otherwise, at a rate per annum equal to the sum of (x) the Federal Funds Rate, plus (y) the Applicable Margin for Federal Funds Advances, plus (z) 2.0%.

            2.6(d) Interest shall be payable (i) with respect to each Eurodollar Rate Advance on the last day of the Interest Period applicable thereto; (ii) with respect to any Federal Funds Rate Advance, on the first day of each month;
(iii) with respect to Discretionary Loans, upon each day that principal is due;
(iv) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); and (iv) with respect to all Advances, on the Termination Date; provided that interest under Section 2.6(c) shall be payable on demand.

      Section 2.7 Repayment.

            2.7(a) Principal of the Committed Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

            2.7(b) Principal of Discretionary Loans, together with all accrued and unpaid interest thereon, shall be due and payable on demand, which demand may be for payment in whole or in part, irrespective of the occurrence or nonoccurrence of any Default or Event of Default. If demand is not sooner made, each Discretionary Loan shall be due and payable on the first Business Day following the date on which such Discretionary Loan was made, together with all accrued and unpaid interest thereon.

      Section 2.8 Optional Prepayments. The Company may prepay Federal Funds Rate Advances, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $500,000 or an integral multiple thereof. Except upon an acceleration following an Event of Default or upon termination of the Commitment under Section 2.9, the Company may pay a Eurodollar Rate Advance only on the last day of the Interest Period applicable thereto. Amounts paid (unless following an acceleration or upon termination of the Commitment) or prepaid under this Section 2.8 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

      Section 2.9 Optional Reduction of Commitment Amount or Termination of Commitment. The Company may, at any time, upon not less than five Business Days prior written notice to the Bank, reduce the Commitment Amount, with any such reduction in a minimum amount of $500,000, or, if more, in an integral multiple of $500,000; provided, however, that the Company may not reduce the Commitment Amount at a time and in an amount if such reduction and the payment required by the next sentence would result in any outstanding Eurodollar Rate Advance being repaid, in whole or in part, prior to the last day of the Interest Period applicable to such Advance. Upon any reduction in the Commitment Amount pursuant to this Section, the Company shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans exceeds the Commitment Amount as so reduced. Amounts so paid cannot be reborrowed. The Company may, at any time, upon not less than five Business Days prior written notice to the Bank, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Company shall pay to the Bank the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Facility Fees accrued to the date of such termination, any indemnities payable pursuant to Section 2.19 and all other unpaid obligations of the Company to the Bank hereunder.

      Section 2.10      Delivery of Collateral; Mandatory Prepayments.

            2.10(a) At any time that the outstanding principal amount of the Customers' Securities Note exceeds the Customers' Securities Availability, the Company shall comply with Section 4.1(b) of the Collateral Agreement.

            2.10(b) Without limiting to any degree the demand nature of the Obligations under the Firm Securities Note, the Company shall at any time that the outstanding principal amount of the Firm Securities Note exceeds the aggregate Collateral Value of the Firm Securities subject to Agreements to Pledge, immediately prepay the principal amount of the Finn Securities Note in the amount of such excess and pay all accrued and unpaid interest on such amount.

      Section 2.11 Facility Fee. The Company shall pay to the Bank fees (the "Facility Fees") in an amount determined by applying a rate of .20% per annum to the amount of the Commitment for the period from the Commitment Date to the Termination Date. Such Facility Fees are payable quarterly in arrears on the last day of each quarter, commencing on December 31, 1994, and on the Termination Date.

      Section 2.12 Computation. Facility Fees and interest on Advances shall be computed on the basis of actual days elapsed and a year of 360 days.

      Section 2. l3 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 3:00 p.m. (Chicago time) on the dates called for under this Agreement at the main office of the Bank in Chicago, Illinois. Funds received on any day after such time shall be deemed to have been received by the Bank on the next Business Day. Whenever any payment to be made hereunder or on either Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

      Section 2.14 Commitment Ending Date and Extension. The "Commitment Ending Date" is November 22, 1995; provided, however, that if the Company by written notice given to the Bank at least 45 days but not more than 180 days prior to the Commitment Ending Date requests in writing an initial extension of the Commitment Ending Date for an additional period of time, not to exceed l 80 days, and if the Bank, in its sole and absolute discretion and based on such review of the Company's financial performance and condition and such other factors as the Bank considers relevant (which may include future loan policies and other policies adopted by the Bank unrelated to the Company's financial condition), consents in writing to such extension, then the Commitment Ending Date shall be extended for such additional period of time, which in the case of the initial extension shall not exceed 180 days, and in such extended period the Company may repeat its request within the same time limit and, if the Bank consents, the Commitment Ending Date shall be further extended for an additional period, not to exceed 360 days, and so on from time to time; provided, that in the case of the initial extension period, the written notice given to the Bank during such period shall be given not more than 90 days prior to the Commitment Ending Date. The Bank's failure to respond to the Company's written request for an extension within 45 days of the Bank's receipt thereof shall be deemed a denial of such request. In the case of any such extension, the "Commitment Ending Date" shall be the last day of the period to which such extension has been granted. The Bank shall be under no obligation or commitment to extend the Commitment Ending Date, and no such obligation or commitment on the part of the Bank should be inferred from the provisions of this Section.

      Section 2.15 Use of Proceeds. The proceeds of the initial Loan shall be used first for paying all outstanding Indebtedness of the Company to the Bank. Any remaining balance of the initial Loan and the proceeds of any subsequent Loans shall be used for the Company's short-term working capital needs in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations T, U and X and the Securities Act and the Exchange Act and the regulations thereunder. The Bank shall have no responsibility as to the use of any such proceeds.

      Section 2.16 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any requested Eurodollar Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent error) that:

            (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

            (b) the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period,

the Bank shall forthwith give notice to the Company of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to Eurodollar Rate Advances shall be suspended until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

      Section 2. l7     Increased Cost.  If any Regulatory Change:

            (a) shall subject the Bank to any tax, duty or other charge with respect to Eurodollar Rate Advances, the Note or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payment to the Bank of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the laws of the United States or any jurisdiction in which the Bank's principal office is located); or

            (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including any such requirement imposed by the Board, but excluding any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the interbank Eurodollar market any other condition affecting Eurodollar Rate Advances, the Notes or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under either Note, then, within 30 days after demand by the Bank, the Company shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.


      Section 2.18 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund Eurodollar Rate Advances, the Bank shall notify the Company, whereupon the obligation of the Bank to make Eurodollar Rate Advances shall be suspended until the Bank notifies the Company that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any outstanding Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Federal Funds Rate Advances as of the date of the Bank's notice, and upon such conversion the Company shall indemnify the Bank in accordance with Section 2.20.

      Section 2.19 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return (by an amount the Bank deems material) on the Bank's capital or the capital of its parent corporation as a consequence of the Commitment and/or the Loans to a level below that which the Bank or the Bank's parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of the Bank's parent corporation with respect to capital adequacy), then the Company shall, within five days after written notice and demand from the Bank, pay to the Bank additional amounts sufficient to compensate the Bank or the Bank's parent corporation for such reduction; provided, however, that no payment shall be required due to any increase in capital due to a regulatory authority's assessment of the Bank's or its parent corporation's financial condition. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Company by the Bank shall be final, conclusive and binding for all purposes, absent error.

      Section 2.20 Funding Losses. The Company shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the re-employment of such funds and including loss of anticipated profits) which the Bank may sustain: (a) if for any reason, other than a default by the Bank, a funding of a Eurodollar Rate Advance does not occur on the date or in the amount specified therefor in the Company's request or notice as to such Advance under Section 2.2(b) or 2.3, or (b) if, for whatever reason (including acceleration of the maturity of the Note following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.17 occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent error.

      Section 2.21 Discretion of Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including determinations under Section 2.20), shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the purchase of deposits, having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

      Section 3. l      Conditions of Initial Loan.  The obligation of the
Bank to make the initial Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

            3.1(a)      Documents.  The Bank shall have received the
following:

                  (i) The Notes executed by a duly authorized officer (or officers) of the Company and dated the Closing Date.

                  (ii) The Collateral Agreement duly executed by the Company, the Administrator and the Lenders.

                  (iii) The Firm Collateral Agreement duly executed by the Company.

                  (iv) A copy of the corporate resolutions of the Company authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company.

                  (v) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Company authorized to execute the Loan Documents and to request Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company.

                  (vi) A copy of the Certificate of Incorporation of the Company with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than ten days prior to the Closing Date.

                  (vii) A certificate of good standing for the Company in the jurisdiction of its incorporation and in the State of Minnesota, certified by the appropriate governmental officials as of a date not more than ten days prior to the Closing Date.

                  (viii) A copy of the bylaws of the Company, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company.

                  (ix) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Company certifying as to the matters set forth in Sections 3.2(a) and 3.2(b) below.

            3.1(b) Opinion. The Company shall have requested David Rosedahl, its general counsel, to prepare a written opinion, addressed to the Bank and dated the Closing Date, covering the matters set forth in Exhibit D hereto, and such opinion shall have been delivered to the Bank.

            3.1(c) Compliance. The Company shall have performed and complied with all agreements, terms and conditions contained ill this Agreement required to be performed or complied with by the Company prior to or simultaneously with the Closing Date.

            3. l(d) Adequacy of Collateral. All of the conditions to the effectiveness of the Collateral Agreement specified in Article XII thereof shall have occurred and the Administrator shall have confirmed to the Bank pursuant to
Section 3.1(a) thereof that the Collateral Value of the Collateral Pool is sufficient to secure all of the initial Committed Loan.

            3.1(e) Other Matters. A1l corporate and legal proceedings relating to the Company and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Bank and its counsel, and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

            3.1(f) Fees and Expenses. The Bank shall have received all fees and other amounts due and payable by the Company on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Bank payable pursuant to Section 8.2.

      Section 3.2 Conditions Precedent to all Loans. The obligation of the Bank to make ally Loan hereunder (including the initial Loan) shall be subject to the fulfillment of the following conditions:

            3.2(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Loan Date of each Loan, with the same force and effect as if made on such date.

            3.2(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Loan Date of each Loan, will exist after giving effect to such Loan or is reasonably anticipated to occur.

            3.2(c)      Loan Request.  The Bank shall have received the
Company's request for such Loan as required under Section 2.3.

            3.2(d) Adequacy of Collateral. The Administrator shall have confirmed to the Bank pursuant to Section 3.1(a) of the Collateral Agreement that the Collateral Value of the Collateral Pool is sufficient to secure all of such Committed Loan.

            3.2(e)      Form U-1.  The Bank shall have received a properly
completed Form VI (as referred to in Regulation U) duly executed by the Company if so requested by the Bank.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      To induce the Bank to enter into this Agreement, to grant the Commitment and to make Loans hereunder, the Company represents and warrants to the Bank:

      Section 4.1 Organization, Standing. Etc. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Loan Documents. Each Material Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Company and the Material Subsidiaries
(a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Company and the Material Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Company or such Material Subsidiary from enforcing its rights with respect to any assets or expose the Company or such Material Subsidiary to any liability, which in either case would be material to the Company and the Subsidiaries taken as a whole.

      Section 4.2 Authorization and Validity. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action by the Company, and this Agreement constitutes, and the Notes and other Loan Documents when executed will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

      Section 4.3 No Conflict; No Default. The execution, delivery and performance by the Company of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company, (b) violate or contravene any provision of the Certificate of Incorporation or bylaws of the Company, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Company nor any Material Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole.

      Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Company to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

      Section 4.5 Financial Statements and No Material Adverse Change. The Company's audited financial statements as at September 30, 1993 and its unaudited financial statements as at September 30, 1994, as heretofore furnished to the Bank, have been prepared in accordance with GAAF on a consistent basis (except for year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Company as at such dates and the results of its operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, the Company had no material obligation, contingent liability, liability for taxes or long term lease obligation which is not reflected in such financial statements or in the notes thereto, except in connection with the litigation disclosed in Schedule
4.6 hereto or reported to the Bank pursuant to Section 5.9. Since September 30, 1994, there has been no material adverse change in the business, operations, property, assets or condition, Financial or otherwise, of the Company, except as disclosed in Schedule 4.5 hereto.

      Section 4.6 Litigation.

            4.6(a) General Litigation. Except as disclosed on Schedule 4.6 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their properties before any court or arbitrator, or any Governmental Authority which has had, or, if determined adversely to the Company or such Subsidiary, would have, a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or on the ability of the Company to perform its obligations under any Loan Document.

            4.6(b) Litigation Affecting this Agreement. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Company before any Governmental Authority or the NYSE or any other stock or securities or commodities exchange which questions the validity or enforceability of this Agreement or any action to be taken in connection with the transactions contemplated hereby.

      Section 4.7 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. A1l of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

      Section 4.8 Margin Regulations. The Company is a broker-dealer subject to Regulation T. The Company maintains procedures and internal controls reasonably adapted to ensure that the Company does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T, and the activities of employees of the Company to ensure that the Company does not extend or maintain credit to or for its customers other than in accordance with the provisions of Regulation T. Neither the mailing of any Loan hereunder, nor the use of proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

      Section 4.9 Title to Property; Liens; Possession Under Leases. Each of the Company and the Material Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to or valid, subsisting and enforceable leasehold interests in, its other material properties and assets, including all real properties, other properties and assets, referred to as owned by the Company and the Subsidiaries in the most recent financial statements referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business).

      Section 4.10 Taxes. Each of the Company and the Material Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Company). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Company in respect of taxes and other governmental charges are adequate and the Company knows of no proposed material tax assessment against it or any Material Subsidiary or any basis therefor.

      Section 4.11 Trademarks. Each of the Company and the Material Subsidiaries possesses or has the right to use all of the trademarks, trade names, service marks and copyrights used in or necessary for the conduct of its business, without known conflict with the rights of others.

      Section 4.12 Burdensome Restrictions. Neither the Company nor any Material Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company or such Material Subsidiary or on the ability of the Company or any Material Subsidiary to carry out its obligations under any Loan Document.

      Section 4.13 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

      Section 4.14 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1940, as amended.

      Section 4.15 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Company in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading, which has not been corrected by more current information provided to the Bank by the Company. Certificates or statements furnished by or on behalf of the Company to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and are based on good faith estimates and assumptions of the management of the Company, and the Company has no reason to believe that such projections or forecasts are not reasonable.

      Section 4.16 Subsidiaries. The Company has no Subsidiaries other than the Subsidiaries identified in Schedule 4.16.

      Section 4.17 Registered Broker-Dealer; Membership. The Company is duly registered with the Securities and Exchange Commission as a broker-dealer and is a member in good standing of the NASD and is a member organization in good standing of the NYSE.

      Section 4.18 SIPC Assessments. The Company is not in arrears with respect to any assessment made upon it by the SIPC.

      Section 4.19 Examining Authority. The NYSE has been designated as the Examining Authority for the Company.

      Section 4.20 Ownership. The Parent owns all (other than directors' qualifying shares) of the voting shares of the Company.

      Section 4.21 Compliance with Laws and Other Agreements. Neither the Company nor any of its Material Subsidiaries is in default with respect to any order, writ, injunction or decree of any Governmental Authority or Self-Regulatory Organization or, to the knowledge of the Company, in violation of any law, statute, rule or regulation to which the Company or such Material Subsidiary or ally Property of the Company or any such, Subsidiary is or are subject, which default or violation could reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Company. Without limiting the foregoing, the Company and each of its Material Subsidiaries is in compliance with all capital requirements of all Governmental Authorities applicable to the Company or any such Subsidiary, including, without limitation, Rule 15c3-l. Neither the Company nor any of its Subsidiaries is in default in the payment or performance of any of its obligations or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which it or any of its property is bound, which default could reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Company.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS


      Until the Commitment shall have expired or been terminated and the Notes and all of the other Obligations shall have been paid ill full, unless the Bank shall otherwise consent in writing:

      Section 5.1 Financial Statements and Reports. The Company will furnish to the Bank:

            5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of the Company and the Parent, the financial statements of the Company, and the consolidated financial statements of the Parent, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification with respect to whether each of the Company and the Parent is a "going concern" by Deloitte & Touche or other independent certified public accountants of recognized national standing selected by the Company and the Parent and acceptable to the Bank, together with a letter from such accountants addressed to the Bank (a) acknowledging that the Bank is extending credit ill reliance on such financial statements and authorizing such reliance and (b) confirming that no management letter, management report or other supplementary comments or reports to the Company or the Parent or to either of their boards of directors furnished by such accountants advised the recipients of the same of any material weakness.

            5.1(b) Together with the audited financial statements required under
Section 5. l (a), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

            5.1(c) As soon as available and in any event within 30 days after the end of each fiscal month, an unaudited statement of income for the Company and consolidated and consolidating unaudited statements of income for the Parent for such month and in each case for the period from the beginning of such fiscal year to the end of such month, and an unaudited balance sheet of the Company and unaudited consolidated and consolidating balance sheet of the Parent as at the end of such month, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Company, in the case of the Company's statements, and the chief financial officer of the Parent, in the case of the Parent's statements, stating that such financial statements present fairly the financial condition of the Company and that the same have been prepared in accordance with GAAP.

            5.1(d) As soon as practicable and in any event within 30 days after the end of each fiscal month, a statement signed by the chief financial officer of the Company demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 5.12 and 6.9 as at the end of such month and stating that as at the end of such month there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

            5.1(e) Promptly upon the filing thereof with NYSE or the Commission,
Part II of the Company's Focus Report, as filed for the most recent quarterly period for which such report is required to be filed.

            5.1(f) Immediately upon the Company obtaining Knowledge of any Default or Event of Default, a notice describing the nature thereof and what action the Company proposes to take with respect thereto.

            5.1(g) Immediately upon the Company obtaining Knowledge of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Company proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

            5.1(h) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Parent's shareholders; copies of all registration statements, periodic reports and other documents filed by the Parent with the Commission or any national securities exchange; and copies of all registration statements relating to the Company's own securities and of any periodic reports and other documents relating to the Company's own business filed by the Company with the Commission or any national securities exchange.

            5.1(i) Promptly upon a request, such other information regarding the business, operation and financial condition of the Company as the Bank may reasonably request from time to time.

      Section 5.2 Corporate Existence. The Company will, and cause each Material Subsidiary to, (a) maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Company or such Material Subsidiary from enforcing its rights with respect to any material asset or would expose the Company or such Material Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section
6. l, and (b) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business.

      Section 5.3 Insurance. The Company will maintain, and cause each Material Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance m such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

      Section 5.4 Payment of Taxes and Claims. The Company will file, and cause each Material Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Material Subsidiary to pay, before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Company's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Company's or such Subsidiary's books in accordance with GAAP.

      Section 5.5 Inspection. The Company will permit any Person designated by the Bank to visit and inspect any of the properties, corporate books and financial records of the Company and the Material Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Company and the Material Subsidiaries, and to discuss the affairs, finances and accounts of the Company and the Material Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Company.

      Section 5.6 Maintenance of Properties. The Company will maintain, and cause each Material Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      Section 5.7 Books and Records. The Company will keep, and will cause each Material Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

      Section 5.8 Compliance. The Company will comply, and will cause each Material Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards of or by any Governmental Authority or Self-Regulatory Organization to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Company or such Subsidiary and the Company or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

      Section 5.9 Notice of Litigation. The Company will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Company or any Material Subsidiary or any property of the Company or a Material Subsidiary or to which the Company or a Material Subsidiary is a party in which an adverse determination or result could have a material adverse effect (as determined by the Company in the exercise of its reasonable judgment) on the business, operations, property or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole or on the ability of the Company or any Material Subsidiary to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding. The Company shall give the Bank prompt written notice of any decision by the Company, its Parent or an Affiliate to settle any suit or proceeding, whether now pending or hereafter commenced, for an amount of $2,000,000 or more; provided, however, that the Company will provide the amount which it has decided to pay in settlement, and not any further information concerning the settlement, unless the Bank agrees to the terms of a written confidentiality agreement on terms acceptable to the Company.

      Section 5.10 ERISA. The Company will maintain, and cause each Material Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Company or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $1,000,000, (b) fail to make full payment when due of all amounts which under the provisions of any Plan, the Company or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $1,000,000 or (c) fail to make any payments in an aggregate amount exceeding $1,000,000 to any Multiemployer Plan that the Company or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

      Section 5.11 Broker-Dealer Registration. The Company will maintain its registration as a broker-dealer with the Commission in full force and effect and maintain its membership ill good standing in such organizations as are necessary to enable it to engage in the securities business and take all action necessary to comply in all material respects with the rules and regulations of such organizations.

      Section 5.12 Net Capital. The Company will maintain at all times Net Capital of not less than 10% of Aggregate Debit Items as determined as of the close of each Business Day.

      Section 5.13 Leverage Ratio. The Company will maintain at all times a Leverage Ratio of not more than 5.0 to 1.0.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      Until the Commitment shall have expired or been terminated and the Notes and all of the other Obligations shall have been paid in full, unless the Bank shall otherwise consent in writing:

      Section 6.1 Merger. The Company will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Material Subsidiary to do any of the foregoing; provided, however, any Subsidiary may be merged with or liquidated into the Company or any wholly-owned Subsidiary (if the Company or such wholly-owned Subsidiary is the surviving corporation).

      Section 6.2 Sale of Assets. The Company will not, and will not permit any Material Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales in the ordinary course of business and except for sales or other transfers by a Subsidiary to the Company or a wholly-owned Subsidiary.

      Section 6.3 Plans. The Company will not permit, and will not allow any Material Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Company or any Subsidiary; and the Company will not permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $1,000,000.

      Section 6.4 Change in Nature of Business. The Company will not, and will not permit any Material Subsidiary to, make any material change in the nature of the business of the Company or such Material Subsidiary, as carried on at the date hereof.

      Section 6.5 Subsidiaries. The cumulative net worth of all Subsidiaries of the Company shall not exceed $1,000,000 at any time.

      Section 6.6 Negative Pledges. The Company will not enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would prohibit the Company from granting, or otherwise limit the ability of the Company to grant, to the Bank any Lien on any assets or properties of the Company. No grant of security interests to Lenders that are parties to the Collateral Agreement, whether or not pursuant to the Collateral Agreement, no loans of securities by the Company in the ordinary course of its business and no negative pledges with respect to immaterial assets shall be deemed to violate this Section 6.6.

      Section 6.7 Liens. The Company will not create, incur, assume or suffer to exist any Lien on Pledged Securities other than Liens on Customers' Securities pursuant to the Collateral Agreement.

      Section 6.8 Tangible Net Worth. The Company will not permit its Tangible Net Worth at any time to be less than $100,000,000.

      Section 6.9 Loans, Advances, Investments, Joint Ventures and Contingent Obligations. The Company, other than in the ordinary course of its broker-dealer business, will not, and not permit any Material Subsidiary to (x) make or permit to remain outstanding any loan or advance to any other Person, (y) directly or indirectly guarantee, endorse, be or become contingently liable for or enter into any contract which is, in economic effect substantially equivalent to a guaranty of the obligation of any other Person, or (z) own, purchase or make any commitment to purchase the securities of any corporation or own, purchase or make any commitment to purchase for cash or any consideration, any obligations, other securities, the business or integral part of the business of any other Person or enter into a joint venture or partnership with any other Person, except:

            (a) by the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business;

            (b) Producer Loans in an aggregate amount not to exceed $15,000,000 at any time outstanding;

            (c) advances to officers and employees, other than Producer Loans, in an aggregate amount not to exceed $1,000,000 at any time outstanding; and

            (d) Investments of the type currently held by the Company, as described on Schedule 6.9 hereto, in an aggregate amount not to exceed $20,000,000 at any time outstanding.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

      Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

            7.1(a) The Company shall fail to make when due, whether on demand, by acceleration or otherwise, any payment of principal of or interest on either Note or any other Obligation required to be made to the Bank pursuant to this Agreement.

            7.1(b) Any representation or warranty made by or on behalf of the Company, or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of the Company, or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

            7.1(c) The Company shall fail to comply with Sections 5.2, 5.3, 5.11 or 5.12 or any Section of Article VI.

            7.1(d) The Company shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for three calendar days after whichever of the following dates is the earliest: (i) the date the Company gives notice of such failure to the Bank,
(ii) the date the Company should have given notice of such failure to the Bank pursuant to Section 5.1, or (iii) the date the Bank gives notice of such failure to the Company.

            7.1(e) Any default (however denominated or defined) shall occur under the Collateral Agreement, the Firm Collateral Agreement or any Agreement to Pledge or any Liquidation Notice shall be provided to the Administrator by any Lender.

            7.1(f) The Company or any Material Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Company or any Material Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Company or any Material Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days, or the Company shall make an assignment for the benefit of creditors.

            7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Company or any Material Subsidiary, and if instituted against the Company or any Material Subsidiary, shall have been consented to or acquiesced in by the Company or such Material Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have beet, entered against the Company or such Subsidiary.

            7. l(h) Any dissolution or liquidation proceeding not permitted by
Section 6.l shall be instituted by or against the Company or any Material Subsidiary and, if instituted against the Company or ally Material Subsidiary, shall be consented to or acquiesced in by the Company or such Material Subsidiary or shall remain for 45 days undismissed.

            7.1(i) A judgment or judgments for the payment of money in excess of the sum of $10,000,000 in the aggregate shall be rendered against the Company or a Material Subsidiary and the Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof prior to any execution on such judgment by such judgment creditor, within 60 days from the date of entry thereof, and within said period of 60 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            7.1(j) The maturity of any material Indebtedness of the Company (other than Indebtedness under this Agreement) or a Material Subsidiary shall be accelerated, or the Company or a Material Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if ally, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Company or a Material Subsidiary shall be determined "material" if it exceeds $10,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

            7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Company or any Material Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

            7.1(l) Any Official Lien on all or a portion of the Pledged Securities shall have been created and such Official Lien shall not have been discharged, released or bonded (with property other than the Pledged Securities) within 30 days of such creation.

            7.1(m) The Collateral Agreement, the Firm Collateral Agreement or any Agreement to Pledge shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Company, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein.

            7.1(n)      Any Change of Control shall occur.

            7.1(o) Any Self-Regulatory Organization shall revoke the Company's membership therein or shall suspend such membership and such membership shall not be reinstated within 10 days of such suspension if, in the case of any Self-Regulatory Organization other than the NYSE and the NASD, such revocation or suspension could reasonably be expected to leave a Material Adverse Effect.

            7.1(p) The DTC or PTC shall revoke the Company's membership therein or shall suspend such membership and such membership shall not be reinstated within 10 days of such suspension.

            7.1(q) The Commission shall revoke the Company's status as a broker-dealer or shall suspend such status and such status shall not be reinstated within 10 days of such suspension.

            7.1(r) The SIPC shall have applied or shall have announced its intention to apply for a decree adjudicating that customers of the Company are in need of protection under SIPA.

            7.1(s)      The Parent shall fail to maintain at all times
Tangible Net Worth of $125,000,000.

      Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to the Company, the Commitment shall automatically terminate and the Obligations shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Bank may (i) declare the Commitment terminated, whereupon the Commitment shall terminate, (ii) declare the Obligations to be forthwith due and payable, whereupon the Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, (iii) exercise all rights and remedies under any of the other Loan Documents, and (iv) enforce all rights and remedies under any applicable law.

      Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Company hereby irrevocably authorizes the Bank to set off the Obligations against all deposits and credits (other than with respect to the Special Reserve Account) of the Company with, and any and all claims of the Company against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Company is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of ally such setoff right, it shall notify the Company of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      Section 8. l Modifications. Notwithstanding any provisions to the contrary herein. any term of this Agreement may be amended with the written consent of the Company; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modifications, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

      Section 8.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Company agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Mayer, Brown & Platt, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement, the Notes and any other Loan Documents and any commitment letters relating thereto. The Bank is authorized by the Company to make a Loan to the Company under this Agreement (as a Federal Funds Rate Advance) in the amount of any such expenses and to apply the proceeds of such Loan to the payment of such expenses. The obligations of the Company under this Section shall survive any termination of this Agreement.


      Section 8.3 Waivers. etc. No failure on the part of the Bank or any holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right or any abandonment or discontinuance of the enforcement thereof preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Bank hereunder and under the other Loan Documents are cumulative and not exclusive of any right or remedy the Bank otherwise has.

      Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified oil the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

      Section 8.5 Taxes. The Company agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note, which obligation of the Company shall survive the termination of this Agreement.

      Section 8.6 Successors and Assigns; Disposition of Loans; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign its rights or delegate its obligations hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Commitment, the Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Company agrees that each Transferee shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19 and 8.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Company. If the Bank makes any assignment to a Transferee, then upon notice to the Company such Transferee, to the extent of such assignment (unless otherwise provided therein) shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, (a) no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section 7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Company and (b) the Bank shall not in connection with selling any such participation condition the Bank's rights in connection with consenting to amendments or granting waivers concerning any matter under any Loan Document upon obtaining the consent of such participant other than on matters relating to
(i) any reduction in the amount of any principal of, or the amount of or rate of interest on, the Notes or any Advance, (ii) any postponement of the date fixed for any payment of principal of or interest on the Notes or any Loan, or (iii) the release or subordination of any material portion of any collateral other than pursuant to the terms of the Collateral Agreement, the Firm Collateral Agreement or an Agreement to Pledge.

      Section 8.7 Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about the Company and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationships between the Bank and the Company and shall not be divulged to any Person other than the Bank, its Affiliates and their respective officers, directors, employees and agents, except: (a) to its attorneys and accountants,
(b) in connection with the enforcement of the rights of the Bank hereunder and under the Notes, the Collateral Agreement, the Firm Collateral Agreement or otherwise in connection with applicable litigation, (c) in connection with assignments arid participations and the solicitation of prospective assignees and participants referred to in Section 8.6, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or as required by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the mailing of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Company by reason of any disclosure permitted by this Section 8.7.

      Section 8.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under law applicable thereto, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under law applicable thereto or in ally other jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

      Section 8.9 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA OR IN ANY ILLINOIS STATE OR FEDERAL COURT SITTING IN CHICAGO, ILLINOIS; AND THE COMPANY CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE COMPANY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

      Section 8.10 Waiver of Jury Trial. EACH OF THE COMPANY AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. EACH FARM HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK IN ENTERING INTO THIS AGREEMENT.

      Section 8.11 Survival of Agreement. All representations, warranties, covenants and agreements made by the Company herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Loans by the Bank and the execution and delivery to the Bank by the Company of the Notes, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Commitment has not been terminated; provided, however, that the obligations of the Company under Sections 2.16, 2.17, 2.18, 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations and the termination of the Commitment.


      Section 8.12 Indemnification. The Company hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

      (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

      (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Company shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

      This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Company may otherwise have. Without prejudice to the survival of any other obligation of the Company hereunder the indemnities and obligations of the Company contained in this Section shall survive the payment in full of the other Obligations.

      Section 8.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

      Section 8.14 Entire Agreement: No Third Party Beneficiaries. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Company and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Person other than the parties hereto and thereto any rights, remedies, obligations or liabilities hereunder or thereunder.

      Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 8.16 Company Acknowledgments. The Company hereby acknowledges that
(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) the Bank has no fiduciary relationship to the Company, the relationship being solely that of borrower and lender, (c) no joint venture exists between the Company and the Bank, and (d) the Bank undertakes no responsibility to the Company to review or inform the Company of any matter in connection with any phase of the business or operations of the Company and the Company shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Company by the Bank is for the protection of the Bank and neither the Company nor any third party is entitled to rely thereon.

      Section 8.17 Subsidiary Reference. Any reference herein to a Subsidiary or Subsidiaries of the Company and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to "the Company" and the Subsidiaries or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent the Company has any Subsidiaries and. where applicable, to the extent any such Subsidiaries are consolidated with the Company for financial reporting purposes. References to a Subsidiary or Subsidiaries shall not be construed as constituting a consent to the existence, creation or acquisition of any Subsidiary.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          PIPER JAFFRAY INC.


                                          By /s/ Charles N. Hayssen
                                          Print Name Charles N. Hayssen
                                          Title Chief Financial Officer
                                          Piper Jaffray Tower, 16th Floor
                                          222 South Ninth Street
                                          Minneapolis, Minnesota  55402
                                          Fax (612) 342-7085


                                          THE NORTHERN TRUST COMPANY


                                          By /s/ Peggy O'Leary
                                          Print Name Peggy O'Leary
                                          Title Senior Vice President
                                          50 South LaSalle Street
                                          Chicago, Illinois  60675
                                          Fax (312) 557-8337